Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(178,666,480)
Unrealized Gain (Loss) on Market Value of Futures	(142,357,370)
Interest Income	1,468,702
ETF Transaction Fees	14,000
Total Income (Loss)	$(319,541,148)

Expenses
Investment Advisory Fee	$443,208
Brokerage Commissions	55,587
NYMEX License Fee	21,706
K-1 Tax Expense	20,863
SEC & FINRA Registration Expense	17,250
Legal Fees	15,473
Audit Fees	13,950
Non-interested Directors' Fees and Expenses	10,763
Total Expenses	$598,800
Net Gain (Loss)	$(320,139,948)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/08	$1,134,114,708
Additions (3,100,000 Units)	143,993,698
Withdrawals (6,300,000 Units)	(324,215,462)
Net Gain (Loss)	(320,139,948)

Net Asset Value End of Period	$633,752,996
Net Asset Value Per Unit (14,900,000 Units)	$42.53

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502